Exhibit 23.1





                          INDEPENDENT AUDITORS' CONSENT


The  Board  of  Directors
ClubCorp,  Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-96568, 33-89818, 333-08041 and 333-57107) on Form S-8 of ClubCorp, Inc.,
formerly Club Corporation International, of our report dated February 26, 1999, relating to the consolidated balance sheet of ClubCorp, Inc. and subsidiaries as of December 31, 1997 and December 29, 1998, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 29, 1998.



                                            KPMG  LLP

Dallas,  Texas
March  25,  1999